EXHIBIT 1.01

CONFLICT MINERALS REPORT

This report has not been subject to an independent private sector audit.

(1) Company Overview

Lordstown Motors Corp. (“LMC” or the “Company”) is an original equipment manufacturer (“OEM”) of electric light duty vehicles focused on the commercial fleet market. Since inception, the Company has been developing its flagship vehicle, the Endurance, an electric full-size pickup truck.

The Company through Lordstown EV Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Lordstown EV”), entered into a manufacturing supply agreement (the “Contract Manufacturing Agreement”) dated May 11, 2022 with Foxconn EV Technology, Inc., an Ohio corporation and an affiliate of Hon Hai Technology Group (“Foxconn”), pursuant to which Foxconn (i) manufactures the Endurance at Foxconn’s Lordstown, Ohio facility for a fee per vehicle, (ii) following a transition period, agreed to procure components for the manufacture and assembly of the Endurance, subject to sourcing specifications provided by Lordstown EV, and (iii) provides certain post-delivery services.

(2) Conflict minerals and Covered Countries

“Conflict Minerals” or “3TG” are gold, columbite-tantalite (coltan), cassiterite, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten. “Covered Countries” are the Democratic Republic of the Congo (DRC) and certain adjoining countries.

(3)   Reasonable Country of Origin Inquiry (“RCOI”) and nationally or internationally recognized due diligence framework

LMC does not purchase raw ore or unrefined Conflict Minerals directly from mines, smelters or refiners and makes no direct purchases of any minerals in the Covered Countries. The Company’s supply chain with respect to the products that use Conflict Minerals is complex, with intermediaries and third parties in the supply chain between the manufacture of products and the original sources of Conflict Minerals.

To determine whether necessary 3TGs in products originated in Conflict-Affected and High-Risk Areas, LMC retained Assent Inc. (“Assent”), a third-party service provider, to assist in obtaining and reviewing information related to its supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed questionnaires directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the Organization for Economic Co-operation and Development (“OECD”) Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in the report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

LMC utilized the Conflict Minerals Reporting Template (“CMRT”) Version 6.22, published by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC/GeSI”) Conflict Free Sourcing Initiative (“CFSI”), to conduct a survey of all in-scope suppliers to trace materials.

(4) Due Diligence

The Company requested that all suppliers complete a CMRT through the Assent Compliance Manager. Assent monitored and tracked all communications in the Assent Compliance Manager. CMRT maintains a list of smelters that have received a conflict free designation from the CFSI. All smelter information provided by the vendors is compared against the list maintained by CMRT.

(5) Results of Due Diligence

As of May 18, 2023, there were 201 suppliers in scope of the conflict minerals program and 173 provided a completed CMRT. LMC’s total response rate for this reporting year was 86.07%

Some of the challenges that the Company encountered when obtaining responses were as follows:

•	The Company is dependent on information received from its direct suppliers to conduct its good faith RCOI process.
•	The Company has a varied supplier base with differing levels of resources and sophistication, and many of the suppliers are not subject to Rule 13p-1 of the Exchange Act.
•	The Company’s ability to influence cooperation from some of the suppliers was limited since the Company has a limited number of supplier choices in the industry in which it operates.

(6) Steps to be taken to mitigate risk

During 2023, the Company intends to continue improving the number and quality of supplier responses and to mitigate the risks of the necessary 3TG used in the Company’s product in accordance with the level of vehicle production for the year. This is expected to include:

•	Using the EICC/GeSI CMRT as part of the supplier inquiry process for 2023.
•	Engaging with suppliers regarding responsible sourcing of 3TGs.
•	Encouraging suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this report, those factors include, but are not limited to: our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding; our ability to resolve our dispute with Foxconn regarding the matters asserted in the Foxconn notices and to obtain the proceeds we expected under the Investment Agreement; our ability to timely obtain necessary funding to continue our operations; our ability to continue production of the Endurance; the impact of the uncertainty with respect to our relationship with Foxconn and our prospects for additional funding on our supplier arrangements and on our employees; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters.

Other factors that may impact our results and prospects include, but are not limited to:

•	the cost and other impacts of contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims and stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;
•	our ability to effectively implement and realize the benefits from our transactions and agreements with Foxconn, if pending disputes are resolved, which depend on many variables that include establishment of the EV program budget and EV program milestones and satisfaction of such milestones and other conditions required to be met at the time of funding, and our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony (MIH) consortium as well as other parties, and that all such parties adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors;
•	our ability to successfully address known and unknown performance, quality, supply chain and other launch-related issues, some of which are or may be material or may require additional recalls or retrofits of the Endurance, and continue commercial production and sales of the Endurance;
•	the risk that additional elements of our technology, including our hub motors, do not perform as expected in the near or longer-term;
•	our ability to maintain appropriate supplier relationships, including for our critical components, and the risks with respect to the terms of such arrangements due to our limited production volumes and any minimum quantity requirements, and our ability to establish our supply chain to support new vehicle programs;
•	our ability to facilitate cost-effective production of the Endurance, which requires a strategic partner and significant additional capital, including to invest in the tooling to lower the bill of materials (“BOM”) cost, continue design enhancements and enable scaled production;
•	the impact of our stock trading below Nasdaq’s minimum bid price requirement and the impact on our stock price of the reverse stock split effected on May 24, 2023;
•	our ability to execute our business plan, strategic alliances and other opportunities, including development and market acceptance of our planned products;
•	risks related to our limited operating history, the execution of our business plan and the timing of expected business milestones, including the ability to effectively utilize existing tooling, a substantial portion of which is soft tooling not intended for long term production;

•	our ongoing ability to secure and receive vehicle components from our supply chain in sufficient quantities to meet production volume plans and of acceptable quality to meet vehicle requirements;
•	the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of any shortages on our ability to produce saleable vehicles;
•	our ability to successfully identify and implement actions to significantly lower the Endurance BOM cost, including identifying a strategic partner to scale the Endurance;
•	our ability to obtain binding purchase orders and build customer relationships, and the impact of the uncertainty regarding our relationship with Foxconn has on our ability to obtain binding purchase orders;
•	our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require, and the impact of performance issues, production pauses and delays and recalls on consumer confidence and interest in our vehicles;
•	our ability to conduct business using a direct sales model, rather than through a dealer network used by most other original equipment manufacturers;
•	the effects of competition on our ability to market and sell vehicles;
•	our ability to attract and retain key personnel and hire additional personnel particularly in light of the uncertainty regarding our Foxconn relationship;
•	the pace and depth of electric vehicle adoption generally;
•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our ability to obtain required regulatory approvals and comply with changes in laws, regulatory requirements, interpretations of existing laws and governmental incentives;
•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;
•	cybersecurity threats and breaches and compliance with privacy and data protection laws;
•	failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and
•	the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates, fuel and energy prices and the direct and indirect effects of the war in Ukraine.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the BOM cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the reverse stock split, the market price of our stock and potential dilution from the issuance of any additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of substantial funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. If this were to occur, the value available to our various stakeholders, including our creditors and stockholders, is uncertain and trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in bankruptcy proceedings, if any.

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Company’s Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

(7) Smelter List

Includes: Minerals, Smelter/Refinery Name, and Smelter Identification Number.

3TG Metal	Smelter Name	Smelter ID
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Operaciones Metalurgicas S.A.	CID001337

Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	CV Venus Inti Perkasa	CID002455
Tin	Aurubis Beerse	CID002773
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Bangka Serumpun	CID003205
Tin	Luna Smelter, Ltd.	CID003387
Tin	PT Mitra Sukses Globalindo	CID003449
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tin	Alpha	CID000292
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	Dowa	CID000402
Tin	Estanho de Rondonia S.A.	CID000448
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tungsten	Global Tungsten & Powders LLC	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Gold	Jiangxi Copper Co., Ltd.	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tungsten	Kennametal Fallon	CID000966
Tantalum	AMG Brasil	CID001076
Tin	Metallic Resources, Inc.	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tin	Mitsubishi Materials Corporation	CID001191

Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Tommy Utama	CID001493
Tantalum	QuantumClean	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Rui Da Hung	CID001539
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tin	Melt Metais e Ligas S.A.	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tin	O.M. Manufacturing Philippines, Inc.	CID002517

Tantalum	KEMET de Mexico	CID002539
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Masan High-Tech Materials	CID002543
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	Materion Newton Inc.	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tin	CV Ayi Jaya	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tungsten	Niagara Refining LLC	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Hydrometallurg, JSC	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Resind Industria e Comercio Ltda.	CID002706
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tungsten	Unecha Refractory metals plant	CID002724
Tin	Super Ligas	CID002756
Tin	Aurubis Berango	CID002774
Tin	PT Sukses Inti Makmur	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	ACL Metais Eireli	CID002833
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tungsten	Moliren Ltd.	CID002845
Tin	Modeltech Sdn Bhd	CID002858
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	Pongpipat Company Limited	CID003208
Tin	Tin Technology & Refining	CID003325
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	OOO “Technolom” 1	CID003614

Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Agosi AG	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	LT Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	MKS PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498

Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	Samduck Precious Metals	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Torecom	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	SAFINA A.S.	CID002290
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	T.C.A S.p.A	CID002580
Gold	REMONDIS PMR B.V.	CID002582
Tin	PT Rajehan Ariq	CID002593
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Marsam Metals	CID002606
Gold	TOO Tau-Ken-Altyn	CID002615
Tin	PT Cipta Persada Mulia	CID002696
Gold	Abington Reldan Metals, LLC	CID002708
Gold	SAAMP	CID002761
Gold	L'Orfebre S.A.	CID002762
Gold	8853 S.p.A.	CID002763
Gold	Italpreziosi	CID002765
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Bangalore Refinery	CID002863
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Safimet S.p.A	CID002973
Gold	NH Recytech Company	CID003189
Gold	C.I Metales Procesados Industriales SAS	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Augmont Enterprises Private Limited	CID003461

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Gold	Alexy Metals	CID003500
Tin	CRM Synergies	CID003524
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	Metallix Refining Inc.	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Gold	WEEEREFINING	CID003615
Gold	JSC Uralelectromed	CID000929
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Moscow Special Alloys Processing Plant	CID001204
Tin	Novosibirsk Tin Combine	CID001305
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Tin	PT Timah Nusantara	CID001486
Tin	VQB Mineral and Trading Group JSC	CID002015
Gold	Industrial Refining Company	CID002587
Gold	Shirpur Gold Refinery Ltd.	CID002588
Tin	PT Bangka Prima Tin	CID002776
Gold	Modeltech Sdn Bhd	CID002857
Gold	JALAN & Company	CID002893
Gold	African Gold Refinery	CID003185
Gold	Gold Coast Refinery	CID003186
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Sovereign Metals	CID003383
Gold	Kundan Care Products Ltd.	CID003463
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Caridad	CID000180
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	JSC Novosibirsk Refinery	CID000493
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	Kazakhmys Smelting LLC	CID000956
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Tin	PT Bangka Tin Industry	CID001419
Gold	Sabin Metal Corp.	CID001546
Gold	Samwon Metals Corp.	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Morris and Watson	CID002282
Gold	Guangdong Jinding Gold Limited	CID002312
Tin	PT Tirus Putra Mandiri	CID002478
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	International Precious Metal Refiners	CID002562
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Gold	Fujairah Gold FZC	CID002584
Gold	AU Traders and Refiners	CID002850
Gold	Sai Refinery	CID002853
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Pease & Curren	CID002872
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	QG Refining, LLC	CID003324
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	K.A. Rasmussen	CID003497
Gold	Sellem Industries Ltd.	CID003540
Gold	MD Overseas	CID003548
Tungsten	Artek LLC	CID003553
Gold	Gold by Gold Colombia	CID003641
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Premium Tin Indonesia	CID000313
Gold	ABC Refinery Pty Ltd.	CID002920
Tungsten	LLC Vostok	CID003643
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Albino Mountinho Lda.	CID002760
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662
Gold	Dongwu Gold Group	CID003663
Tin	DS Myanmar	CID003831
Tantalum	5D Production OU	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060